Exhibit 99.1

Applied Energetics and Kord Technologies Announce Strategic Collaboration on Advanced Pulsed Laser Development for Kord’s Firefly High Energy Laser Weapon System

TUCSON, Ariz., March 25, 2025 – Applied Energetics, Inc. (OTCQB: AERG), a company engaged in the development of advanced optical technologies and pulsed laser systems, has announced that it has moved to the next phase in its strategic collaboration with Kord Technologies, a wholly owned subsidiary of KBR, to explore the potential development and integration of an advanced pulsed laser system with Kord’s FIREFLYTM High Energy Laser Weapon System (HELWS).

The development and integration efforts are planned to take place at Applied Energetics’ newly established Battle Lab in Tucson, Arizona, a facility designed to facilitate the advancement of innovative laser technologies. If successful, the integration of Applied Energetics’ pulsed laser technology with FIREFLY’s existing architecture could result in a layered, multifunctional system designed to counter a range of emerging threats.

“This collaboration represents a major milestone in Applied Energetics’ continued growth in directed energy technology,” said Chris Donaghey, CEO at Applied Energetics. “If successfully developed and integrated, our pulsed laser technology could enhance FIREFLY’s existing capabilities for current and future customers, expand its potential applications across defense, homeland security, and critical infrastructure protection markets.”

Kord Technologies, recognized for its work in air defense directed energy technology development and system integration, views this collaboration as an opportunity to explore advancements in layered air defense solutions.

“Firefly has demonstrated its effectiveness in military applications, and the potential integration of Applied Energetics’ pulsed laser could further enhance its versatility,” said Jon Shepard, FIREFLY Program Technical Manager at Kord Technologies. “This team effort is intended to complement Kord’s directed energy capabilities and should contribute to our continued work in the counter-autonomy sector.”

The teaming effort is intended to advance innovative directed energy capabilities that may create future opportunities in defense and security markets. The development and integration activities will focus on refining system performance, optimizing integration, and validating operational effectiveness, by striving to achieve key technical milestones that could lead to additional customer interest, contract opportunities, and expanded applications.

About Applied Energetics, Inc.

Applied Energetics, Inc. specializes in advanced laser and photonics systems, particularly fiber-based ultrashort pulse (USP) laser technologies. With 26 patents and 8 patents pending, Applied Energetics’ proprietary architecture enables orders of magnitude size-weight-power reductions, a key differentiator when compared with traditional continuous wave (CW) laser technology with larger footprints. AE’s powerful, dual-use systems are designed for integration and deployment on numerous potential defense platforms for the delivery of high intensity, ultrashort pulses of light to disable or destroy a target. These technologies have applications in both national security and commercial markets. &NegativeTh Today, AE's USP optical technologies are being designed to offer flexibility and power for complex missions in national security such as enhancing layered defense strategies to counter complex threats.

About Kord

KORD, a wholly-owned subsidiary of KBR, is an integrated aerospace and defense company — connecting with its customers and partners to create results in a fast-changing world. KORD provides an extensive portfolio of cyber, aerospace, defense technology, integrated logistics and lifecycle solutions. KORD cultivates a diverse, skilled workforce adept at leveraging and integrating technologies to produce game-changing results.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may," "believe," "will," "expect," "project," "anticipate," "estimates," "plans," "strategy," "target," "prospects," or "continue," and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.